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                                                                    EXHIBIT 10.2

                              CONSENT AND AGREEMENT

      This CONSENT AND AGREEMENT (this "Agreement"), dated as of July 27, 2004, is entered into by and among OCULAR SCIENCES K.K., a Japanese corporation (the "Borrower"), Ocular Sciences, Inc., a Delaware corporation ("Guarantor"), and WELLS FARGO HSBC TRADE BANK N.A., a national banking association (the "Lender"; together with the Borrower and the Parent, the "Parties"). Capitalized terms not otherwise defined herein shall have the meaning set forth in that certain Credit Agreement, dated as of December 29, 2003, by and between the Borrower and the Lender (the "Credit Agreement").

      WHEREAS, the Borrower and Lender are parties to the Credit Agreement, pursuant to the terms and conditions of which the Lender made available to the Borrower a $15 million Yen denominated revolving credit facility (the "Credit Facility");

      WHEREAS, the Guarantor executed that certain Parent Guaranty, dated as of December 29, 2003 (as amended, the "Parent Guaranty"), pursuant to the terms of which it guaranteed to the Lender the Borrower's obligations under the Credit Agreement;

      WHEREAS, the Borrower and Parent have advised the Lender that the Parent is negotiating an agreement (the "Acquisition Agreement") pursuant to the terms of which the Parent and the Borrower would be acquired by another entity;

      WHEREAS, the Borrower and Parent have further advised the Lender that the Borrower desires to terminate the Credit Agreement immediately prior to the consummation of the transactions contemplated by the Acquisition Agreement, if and when such transactions are consummated;

      WHEREAS, the Lender has agreed to consent to the Acquisition Agreement and, upon consummation of the transactions contemplated by the Acquisition Agreement, the termination of the Credit Agreement on the terms and conditions set forth below;

      NOW, THEREFORE, in consideration of these premises, the Parties hereby agree as follows:

      Section 1. Consent to Acquisition Agreement. Notwithstanding any provision in the Credit Agreement or the Parent Guaranty to the contrary, the Lender agrees that the Parent may execute, deliver and perform the terms and conditions of the Acquisition Agreement.

      Section 2. Suspension of Borrowing. Notwithstanding any provision in the Credit Agreement to the contrary, each of the Parties agrees that, effective upon execution of this Agreement by the Parties, the right of the Borrower to request Loans from the Lender, and the obligation of the Lender to make Loans available to the Borrower, in each case as shall be provided by the Credit Agreement, shall be suspended until such time as the Acquisition Agreement shall have been terminated by the Parent and the Lender shall have received such

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evidence and documentation as it shall reasonably require concerning such termination of the Acquisition Agreement.

      Section 3. Termination of Credit Agreement.

      Subject to Section 4 below, all of the rights and obligations of the Borrower and the Lender under the Credit Agreement shall terminate immediately prior to consummation of the transactions contemplated by the Acquisition Agreement (the "Termination Date"); provided, however, that prior to or concurrently with the consummation of the transactions contemplated by the Acquisition Agreement, all of the Borrower's obligations under the Credit Agreement shall have been fully, finally, and indefeasible repaid in cash. Without limiting the generality of the foregoing, the obligation of the Lender to make Loans available to the Borrower, and the right of the Borrower to receive Loans from the Lender, pursuant to Section 1.01 of the Credit Agreement shall be terminated.

      Section 4. Survival of Rights and Obligations With Respect to Prior
Periods.

      Notwithstanding anything to the contrary contained herein, any rights and obligations under the Credit Agreement relating to the period prior to the Termination Date shall survive any termination of the Credit Agreement effected hereby. Without limiting the generality of the foregoing, the rights and obligations that shall survive such termination shall include (i) the rights and obligations of Borrower and the Lender with respect to amounts paid or payable by either party prior to such termination, and (ii) the obligations of the Borrower to reimburse the Lender with respect to losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (collectively, "Expenses") relating to the period prior to such termination regardless of whether such Expenses are imposed on, incurred by or asserted against the Bank before or after such termination.

      Section 5. Costs and Expenses.

      The Borrower agrees to pay and reimburse the Lender for all costs, fees, and expenses payable in connection with, arising out of or in any way related to, or otherwise incurred by Lender in connection with this Agreement and the termination of the Credit Facility.

      Section 6. Governing Law.

      This Agreement shall be construed in accordance with and governed by the laws of the State of California (without giving effect to its choice of law principles).

      Section 7. Counterparts.

      This Agreement may be executed in any number of counterparts with the same effect as if all signatures were upon the same instrument.

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      IN WITNESS WHEREOF, the Parties hereto have caused this Consent and
Agreement to be executed by their duly authorized representatives as of the date first written above.

                                     OCULAR SCIENCES K.K.

                                     By        /s/ James M. Welsh
                                        ----------------------------------------
                                        Name:      James M. Welsh
                                        Title:     Director

                                     OCULAR SCIENCES, INC.

                                     By        /s/ Steven M. Neil
                                        ----------------------------------------
                                        Name:      Steven M. Neil
                                        Title:     Chief Financial Officer

                                     WELLS FARGO HSBC TRADE BANK N.A.

                                     By        /s/ M.W. Beachler
                                        ---------------------------------------
                                        Name:      M.W. Beachler
                                        Title:     Vice President